Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number

724866

☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name	Document will be returned to the name and address you enter to the left.
ESQUIRE ASSIST

Address	Ü
COUNTER PICK-UP

City State Zip Code

Fee: $52
Filed in the Department of State on

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.          The name of the corporation is:

PENN NATIONAL GAMING, INC.

2.          The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)                    Number and Street                          City                          State                          Zip                          County

(b)                   Name of Commercial Registered Office Provider                                                                            County

c/o              CT CORPORATION SYSTEM

3.          The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4.               The date of its incorporation:  DECEMBER 16, 1982

5.          Check, and if appropriate complete, one of the following:

☒  The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: at
Date	Hour

6.          Check one of the following:

☐  The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒  The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.          Check, and if appropriate, complete one of the following:

☐  The amendment adopted by the corporation, set forth in full, is as follows:

☒  The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.          Check if the amendment restates the Articles:

☐  The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 28th day of December, 2007.

PENN NATIONAL GAMING, INC.
Name of Corporation

/s/Robert S. Ippolito
ROBERT S. IPPOLITO	Signature

VICE PRESIDENT, SECRETARY & TREASURER
Title

Department of State

Corporation Bureau

P.O. Box 8722

Harrisburg, PA  17105-8722

(717) 787-1057

web site: www.dos.state.pa.us/corp.htm

Instructions for Completion of Form:

A.   Typewritten is preferred.  If not, the form shall be completed in black or blue-black ink in order to permit reproduction.  The filing fee for this form is $52 made payable to the Department of State.

B.   Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.   The following, in addition to the filing fee, shall accompany this form:

(1)	Two copies of a completed form DSCB:15-134B (Docketing Statement-Changes).

(2)

Any necessary copies of form DSCB:17.2.3 (Consent to Appropriation or Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

(3)	Any necessary governmental approvals.

D.   Nonprofit Corporations:  If the action was authorized by a body other than the board of directors Paragraph 6 should be modified accordingly.

E.   This form and all accompanying documents shall be mailed to the above stated address.

F.   To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.

EXHIBIT A

TO

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PENN NATIONAL GAMING, INC.

The amended and restated Articles of Incorporation, as amended, be further amended to add a new Article 7 to read in its entirety as follows:

7.                                       Any or all classes and series of shares, or any part thereof, may be represented by certificates or may be uncertificated shares, provided, however, that any shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.